UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2017

The WhiteWave Foods Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1225 Seventeenth Street, Suite 1000, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 635-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 6, 2017, The WhiteWave Foods Company ("WhiteWave") issued a press release, attached as Exhibit 99, reporting that the U.S. District Court for the District of Columbia (the "Court") has signed an order allowing the closing of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of July 6, 2016 (the "Merger Agreement"), by and among WhiteWave, Danone S.A. ("Danone") and July Merger Sub Inc. ("Merger Sub"), pursuant to which, among other things, it is proposed that Danone will acquire WhiteWave for $56.25 per share in an all-cash transaction in which WhiteWave will merge with Merger Sub (the "Merger").

The Merger is expected to occur within five business days from the date of the Court’s order of April 5, 2017.

In accordance with the Merger Agreement, on April 6, 2017, each of WhiteWave and Danone elected to extend the Long Stop Date under the Merger Agreement to allow for the closing.

Item 9.01 Financial Statements and Exhibits.

Press release dated April 6, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The WhiteWave Foods Company

April 6, 2017	By:	/s/ Helen N. Kaminski

Name: Helen N. Kaminski
Title: Deputy General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99	Press release date April 6, 2017